DWS RREEF WORLD REAL ESTATE PLUS FUND, INC.
TERMS AND CONDITIONS OF DIVIDEND
REINVESTMENT AND CASH PURCHASE PLAN
     1. The plan agent, currently UMB Bank, N.A., (the “Plan Agent”) for DWS RREEF World Real Estate Plus Fund, Inc. (the “Fund”) appointed by the Board of Directors of the Fund, and including any successor Plan Agent, will act as Agent for each stockholder in the receipt of dividends and distributions in additional shares of the Fund’s common stock (each a “Participant”) under the Dividend Reinvestment and Cash Purchase Plan (the “Plan”). Each stockholder who has elected in writing to not participate in the Plan will receive all distributions in cash. The Fund’s transfer agent and dividend disbursing agent (the “Transfer Agent”) will open an account for each Participant under the Plan in the same name in which such Participant’s present shares are registered, and put into effect for such Participant the dividend reinvestment option of the Plan as of the first record date for a dividend or capital gains distribution, and the cash purchase option of the Plan as of the next appropriate date as provided in paragraph 5 below.
     2. Whenever the Fund declares an income dividend or a capital gains distribution payable in common stock or cash at the option of the stockholders, each Participant is deemed to have elected to take such dividend or distribution entirely in additional shares of common stock of the Fund, and the Transfer Agent shall record such shares, including fractions, for the Participant’s account. If the market price per share of the Fund’s common stock on the valuation date equals or exceeds the net asset value per share on the valuation date, the number of additional shares to be issued by the Fund and credited to the Participant’s account shall be determined by dividing the dollar amount of the dividend or capital gains distribution payable on the Participant’s shares by the greater of the following amounts per share of the Fund’s common stock on the valuation date: (a) the net asset value; or (b) 95% of the market price. If the market price per share of the Fund’s common stock on the valuation date is less than the net asset value per share on the valuation date, the Plan Agent shall apply the dollar amount of the dividend or capital gains distribution on such Participant’s shares (less such Participant’s pro rata share of brokerage commissions incurred with respect to the Plan Agent’s open-market purchases in connection with the reinvestment of such dividend and distribution) to the purchase on the open market of shares of the Fund’s common stock for the Participant’s account. Such purchases will be made on or shortly after the payment date for such dividend or distribution, and in no event more than 45 days after such date except where temporary curtailment or suspension of purchase is necessary to comply with applicable provisions of federal securities law. The valuation date will be the payment date for the dividend or capital gains distribution or, if such date is not a New York Stock Exchange trading date, then the next preceding New York Stock Exchange trading date.
     3. Should the Fund declare an income dividend or capital gains distribution payable only in cash, the Plan Agent shall apply the amount of such dividend or distribution on each Participant’s shares (less such Participant’s pro rata share of brokerage commissions incurred with respect to the Plan Agent’s open-market purchases in connection with the reinvestment of such dividend or distribution) to the purchase on the open market of shares of the Fund’s common stock for the Participant’s account. Such purchases will be made on or shortly after the payment date for such dividend or distribution, and in no event more than 45 days after such date except where temporary curtailment or suspension of purchase is necessary to comply with applicable provisions of federal securities law.
     4. For all purposes of the Plan: (a) the market price of the Fund’s common stock on a particular date shall be the mean between the highest and lowest sales prices on the New York Stock Exchange on that date, or, if there is no sale on such Exchange on that date, then the mean between the closing bid and asked quotations for such stock on such Exchange on such date provided, however, that if the valuation date precedes the “ex-dividend” date on such Exchange for a particular dividend and/or distribution, then the market price on such valuation date shall be as determined above, less the per share amount of the dividend and/or distribution; (b) net asset value per share of the Fund’s common stock on a particular date shall be as determined by or on behalf of the Fund; and (c) all dividends, distributions and other payments (whether made in cash or in shares) shall be made net of any applicable withholding tax.
     5. Each Participant, semi-annually, has the option of sending additional funds, in any amount from [$100 to $3,000] for the purchase on the open market of shares of the common stock of the Fund for such Participant’s account. Voluntary payments will be invested by the Plan Agent on or shortly after the 15th of [February or August], and in no event more than 45 days after such dates except where temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of federal securities law. Optional cash payments received from a Participant on or prior to the fifth day preceding the 15th of [February or August] will be applied by the Plan Agent to the purchase of additional shares of common stock as of that investment date. Funds received after the fifth day preceding the 15th of [February or August] and prior to the 30th day preceding the next investment date will be returned to the Participant. No interest will be paid on optional cash payments held until investment. Consequently, Participants are strongly urged to make their optional cash payments shortly before the 15th of [February or August]. However, Participants should allow sufficient time to ensure that their payments are received by the Transfer Agent on or prior to the fifth day preceding the 15th of [February or August]. Optional cash payments should be in U.S. funds and be sent by first-class mail, postage prepaid, only to the following address:
DWS RREEF World Real Estate Fund, Inc.
Dividend Reinvestment and Cash Purchase Plan
[811 Main Street
Kansas City, MO 64105-2005
(800) 294-4366]
Deliveries to any other address do not constitute valid delivery. Participants may withdraw their entire voluntary cash payment by written notice received by the Plan Agent not less than 48 hours before such payment is to be invested.
     6. Investments of voluntary cash payments and other open-market purchases provided for above may be made on any securities exchange where the Fund’s common stock is traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as the Plan Agent shall determine. Participants’ funds held by the Plan Agent or the Transfer Agent uninvested will not bear interest, and it is understood that, in any event, the Plan Agent shall have no liability in connection with any inability to purchase shares within 45 days after the initial date of such purchase as herein provided, or with the timing of any purchases effected. The Plan Agent shall have no responsibility as to the value of the common stock of the Fund acquired for a Participant’s account. For the purposes of cash investments the Plan Agent or the Transfer Agent may commingle Participants’ funds, and the average price (including brokerage commissions) of all shares purchased by the Plan Agent as Agent shall be the price per share allocable to each Participant in connection therewith.
     7. The Transfer Agent will record shares acquired pursuant to the Plan in noncertificated form on the books of the Fund in the Participant’s name. The Transfer Agent will forward to each Participant any proxy solicitation material. Upon a Participant’s written request, the Transfer Agent will deliver to such Participant, without charge, a certificate or certificates for the full shares.
     8. The Transfer Agent will confirm to each Participant each acquisition made for such Participant’s account as soon as practicable but no later than 60 days after the date thereof. The Transfer Agent will send to each Participant a statement of account confirming the transaction and itemizing any previous reinvestment activity for the calendar year. A statement reflecting the amount of cash received by the Transfer Agent will be issued on receipt of each cash deposit. The statements are the record of the costs of shares and should be retained for tax purposes. Certificates representing shares will not be issued to a Participant under the Plan unless such Participant so requests in writing or unless his account is terminated. Although Participants may from time to time have an undivided fractional interest (computed to four decimal places) in a share of the Fund, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to a Participant’s account. In the event of termination of a Participant’s account under the Plan, the Transfer Agent will adjust for any such undivided fractional interest in cash at the market value of the Fund’s shares at the time of termination less the pro rata expense of any sale required to make such an adjustment.
     9. Any stock dividends or split shares distributed by the Fund on shares held for a Participant under the Plan will be credited to such Participant’s account. In the event that the Fund makes available to its stockholders rights to purchase additional shares or other securities, the shares held for a Participant under the Plan will be added to other shares held by such Participant in calculating the number of rights to be issued to such Participant.
     10. The Plan Agent’s and/or Transfer Agent’s service fee for handling capital gains distributions or income dividends will be paid by the Fund. Participants will be charged a [$1.00] service fee for each voluntary cash investment and a pro rata share of brokerage commissions on all open market purchases.
     11. Participants may terminate their accounts under the Plan by notifying the Transfer Agent in writing. Such termination will be effective immediately if such Participant’s notice is received by the Transfer Agent not less than ten days prior to any dividend or distribution record date; otherwise such termination will be effective as soon as practicable upon completion of the reinvestment of capital gains distributions or income dividends. The Plan may be terminated by the Fund upon notice in writing mailed to Participants at least 30 days prior to any record date for the payment of any dividend or distribution by the Fund. Upon any termination the Transfer Agent will cause a certificate or certificates for the full number of shares held for each Participant under the Plan and cash adjustment for any fraction to be delivered to such Participant without charge.
     12. If a Participant elects by notice to the Plan Agent in writing in advance of such termination to have the Plan Agent sell part or all of such Participant’s shares and remit the proceeds to such Participant, the Plan Agent is authorized to deduct a fee of 5% of the gross proceeds, to a maximum of [$3.50], plus brokerage commissions for this transaction and any transfer taxes. In such case, certificates for withdrawn shares will not be issued to such Participant, and the Plan Agent will, within ten (10) business days after receipt of such written notice, cause such shares to be sold at market prices for such Participant’s account. It should be noted, however, that the Fund’s share price may fluctuate during the period between a request for sale, its receipt by the Plan Agent, and the ultimate sale in the open market within 10 business days. This risk should be evaluated by such Participant when considering whether to request that the Plan Agent sell his or her shares. The risk of a price decline is borne solely by such Participant. A check for the proceeds will not be mailed prior to receipt by the Transfer Agent of proceeds of the sale; settlement currently occurs three (3) business days after the sale of shares. Information regarding the sale of shares will be provided to the Internal Revenue Service (the “IRS”).
     13. The reinvestment of dividends and capital gains distributions does not relieve the Participant of any income tax which may be payable on such dividends and distributions. The Transfer Agent will report to each Participant the taxable amount of dividends and distributions credited to his account. Participants will be treated as receiving the amount of the distributions made by the Fund, which amount generally will be either equal to the amount of the cash distribution the stockholder would have received if the stockholder had elected to receive cash or, for shares issued by the Fund, the fair market value of the shares issued to the stockholder.
     14. Foreign stockholders who elect to have their dividends and distributions reinvested and whose dividends and distributions are subject to United States income tax withholding will have their dividends and distributions reinvested net of withholding tax. U.S. stockholders who elect to have their dividends and distributions reinvested will have their dividends and distributions reinvested net of the back-up withholding tax imposed under Section 3406(a)(i) of the Internal Revenue Code of 1986, as amended, if (i) such stockholder has failed to furnish to the Fund his taxpayer identification number (the “TIN”), which for an individual is his social security number; (ii) the IRS has notified the Fund that the TIN furnished by the stockholder is incorrect; (iii) the IRS notifies the Fund that the stockholder is subject to back-up withholding; or (iv) the stockholder has failed to certify, under penalties of perjury, that he is not subject to back-up withholding. Foreign non-corporate stockholders may also be subject to back-up withholding tax with respect to long-term capital gains distributions if they fail to make certain certifications. Stockholders have previously been requested by the Fund or their brokers to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

     15. These terms and conditions may be amended or supplemented by the Fund at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission, any securities exchange on which shares of the Fund are listed, or any other regulatory authority, only by mailing to Participants appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by a Participant unless, prior to the effective date thereof, the Transfer Agent receives written notice of the termination of such Participant’s account under the Plan. Any such amendment may include an appointment by the Fund of a successor Plan Agent or Transfer Agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Agent or Transfer Agent under these terms and conditions. Notwithstanding the above, if for any reason operation of the Plan in accordance with its terms should become impracticable or unreasonable under the circumstances then prevailing, or in the judgment of the Fund’s Board of Directors such operation would not be in the interests of the Fund’s stockholders generally, then the Fund’s Board of Directors shall have the authority to amend, effective immediately, the terms of the Plan to the extent that such amendment does not adversely affect the interests of Participants in any material respect. Appropriate written notice of such amendment shall be given within 30 days of its effective date.
     16. Each of the Plan Agent and Transfer Agent shall at all times act in good faith and agree to use its best efforts within reasonable limits to insure the accuracy of all services performed under the Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by its negligence, bad faith, or willful misconduct or that of its employees.
     17. These terms and conditions shall be governed by the laws of the State of New York.

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